Exhibit 10.1

THIRD AMENDMENT TO SEVENTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Third Amendment to Seventh Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of August 23, 2021 by and among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, a national banking association (in its capacity as agent, together with its successors and permitted assigns in such capacity, the “Agent”), and Regional Management Corp., a Delaware corporation (“Regional” or “Borrower Agent”), Regional Finance Corporation of South Carolina, a South Carolina corporation (“RFCSC”), Regional Finance Corporation of Georgia, a Georgia corporation (“RFCG”), Regional Finance Corporation of Texas, a Texas corporation (“RFCTX”), Regional Finance Corporation of North Carolina, a North Carolina corporation (“RFCNC”), Regional Finance Corporation of Alabama, an Alabama corporation (“RFCA”), Regional Finance Corporation of Tennessee, a Tennessee corporation (“RFCTN”), Regional Finance Company of New Mexico, LLC, a Delaware limited liability company (“RFCNM”), Regional Finance Company of Oklahoma, LLC, a Delaware limited liability company (“RFCO”), Regional Finance Company of Missouri, LLC, a Delaware limited liability company (“RFCM”), Regional Finance Company of Georgia, LLC, a Delaware limited liability company (“RFCGLLC”), RMC Financial Services of Florida, LLC, a Delaware limited liability company (“RFCF”), Regional Finance Company of Louisiana, LLC, a Delaware limited liability company (“RFCL”), Regional Finance Company of Mississippi, LLC, a Delaware limited liability company (“RFCMISS”), Regional Finance Company of Kentucky, LLC, a Delaware limited liability company (“RFCK”), Regional Finance Company of Virginia, LLC, a Delaware limited liability company (“RFCV”), Regional Finance Corporation of Wisconsin, a Wisconsin corporation (“RFCW”), and Regional Finance Company of Illinois, LLC, a Delaware limited liability company (“RFCI”; and together with Regional, RFCSC, RFCG, RFCTX, RFCNC, RFCA RFCTN, RFCNM, RFCO, RFCM, RFCGLLC, RFCF, RFCL, RFCMISS, RFCK, RFCV and RFCW, together with any other borrower joined hereto from time to time pursuant to the terms of this Agreement, are herein collectively referred to as the “Borrowers” and individually referred to as a “Borrower”).

BACKGROUND

A.    Borrowers, Lenders, and Agent are parties to a certain Seventh Amended and Restated Loan and Security Agreement dated as of September 20, 2019 (as amended or modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B.    Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.    Amendment. Upon the effectiveness of this Amendment the Loan Agreement is hereby amended as follows:

(a)    Definitions. The following definitions contained in Section 1.1 of the Loan Agreement are amended and restated as follows:

“Securitization” shall mean a receivable securitization, including but not limited a Section 4(a)(2) of the Securities Act private offering of asset backed term notes, a public SEC-registered or Rule 144A private offering of asset backed term notes in which a Special Purpose Subsidiary acquires Contracts and related assets from a Borrower or receivables and related assets from another Special Purpose Subsidiary; provided that, for purposes of this definition a “Securitization” shall include the Existing Term Loan Transaction, but exclude any Warehouse Facility.

“Warehouse Facility” shall mean one or more lines of credit, revolving loans or an amortizing term loan provided by financial institutions to a Special Purpose Subsidiary or an asset backed financing transaction, not to exceed an aggregate principal amount of $350,000,000, which such amount may be increased from time to time with the consent of the Lenders, that are secured by Contracts permitted to be transferred to the applicable Special Purpose Subsidiary pursuant to this Agreement, provided that for purposes of this definition a “Warehouse Facility” shall not include a Securitization.

(b)    Collateral Performance Indicator. Notwithstanding anything to the contrary contained in the Loan Agreement, (i) the Collateral Performance Indicator covenant contained in Section 8.4(f) of the Loan Agreement shall not be tested for the calendar months ending August 31, 2021, September 30, 2021, October 31, 2021 and November 30, 2021 and (ii) during such time period the definition of Advance Rate in Section 1.1 of the Loan Agreement shall be amended so that each Advance Rate continues to decrease by one percent (1.0%) for each one percent (1.0%) increase in the Collateral Performance Indicator (e.g., with a Collateral Performance Indicator of 30.5%, the Advance Rate is 69% under clause (1), 64% under clause (2) and 44% under clause (3)).

(c)    Prohibition on Distributions; Payment of Certain Debt; Equity Capital Changes. Section 8.12 of the Loan Agreement is amended and restated as follows:

8.12    Prohibition on Distributions; Payment of Certain Debt; Equity Capital Changes. Borrowers shall not, without Agent’s prior written consent, directly or indirectly:

(a)    declare or make any Distribution, except for:

(i)    Distributions by a Subsidiary of a Borrower to such Borrower or by a Borrower to another Borrower;

(ii)    Distributions used to pay employees’, officers’ (if any) and managing members’ compensation, fees and expenses, including but not limited to (1) policy premiums related to officers liability insurance, and (2) payments under any employment agreement or non-competition agreement not to exceed $1,000,000 in the aggregate in any Fiscal Year for all of the foregoing items in this clause (ii)(2), to the extent such fees, expenses and payments relate to the ordinary course of business of Regional, the other Borrowers and their Subsidiaries;

(iii)    issuances of stock options and other equity interests to directors, officers and employees pursuant to any Management Incentive Plan then in effect;

(iv)    (x) so long as no Event of Default exists or would result therefrom, cash payments made in connection with such Management Incentive Plan and repurchases of stock options and other equity interests of directors, officers and employees pursuant to a Management Incentive Plan then in effect, and (y) during the existence of an Event of Default, cash payments made in connection with such Management Incentive Plan and repurchases of stock options and other equity interests of directors, officers and employees pursuant to a Management Incentive Plan then in effect in an aggregate amount, in the case of this clause (iv)(y), not to exceed $1,000,000 in any fiscal quarter;

(v)    so long as no Event of Default exists or would result therefrom, Distributions from Regional to its shareholders, including repurchases of outstanding equity interests on the applicable market exchange; provided, however, that Distributions under clauses (iv) and (v) of this Section 8.12(a) shall not, in the aggregate, at the time of such Distribution, exceed the sum of (X) 50% of Net Income of Regional Management calculated for the period of eight (8) consecutive fiscal quarters most recently ended for which financial statements have been delivered under Section 9.1(a)(2) or (3), plus (Y) additional Distributions during the period commencing February 9, 2021 and continuing to and including July 31, 2022, not to exceed $20,000,000, plus (Z) additional Distributions during the period commencing August 23, 2021 and continuing to and including September 20, 2022, not to exceed $10,000,000 ; provided, further, however, that the consent of Majority Lenders is required to permit Borrowers to make the Distributions in such clauses (iv) and (v) above to stockholders if: (1) before or after giving effect to such Distribution, Hypothetical Availability is 15% or less of the Credit Facility Exposure, or (2) the proposed Distribution is for an amount in excess of the amounts permitted by clauses (X), (Y) and (Z) above;

(b)    make any change in its capital equity structure which would cause any Borrower or Guarantor to fail to be a wholly-owned direct Subsidiary of Regional (or of a Borrower that is a wholly-owned direct Subsidiary of Regional); provided that this clause (b) shall not be deemed to prohibit any transaction permitted by Section 8.19; or

(c)    make any payments (whether voluntary or mandatory) to effect a repurchase, reassignment, reallocation and/or distribution of any Contracts subject to a Permitted Facility, in each case, other than pursuant to a Permitted Transfer.

2.    Effectiveness Conditions. This Amendment shall be effective upon:

(a)    Execution and delivery to Agent by Borrowers and Lenders of this Amendment.

3.    Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that as of the date hereof:

(a)    The representations and warranties of each Borrower and Guarantor in the Loan Documents are true and correct in all material respects (or in all respects for such representations and warranties that provide for a materiality qualifier therein) on the date of, and upon giving effect to, this Amendment (except for representations and warranties that expressly relate to an earlier date).

(b)    The execution and delivery by each Borrower of this Amendment and the performance by each of them of the transactions herein and therein contemplated (i) are and will be within such Borrower’s, (ii) have been authorized by all necessary organizational action of such Borrower, and (iii) do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower.

(c)    This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)    No Event of Default or Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

4.    Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of any Borrower, any Guarantor or any third party to Agent and Lenders as evidenced by the Loan Documents. Each Borrower hereby acknowledges, agrees, and represents that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents or the Obligations created or evidenced by the Loan Documents; (b) as of the date of this Amendment, no Borrower has any claims, offsets, defenses or counterclaims arising from any of Agent’s or any existing or prior Lender’s acts or omissions with respect to the Loan Documents or Agent’s or any existing or prior Lender’s performance under the Loan Documents; and (c) Borrowers jointly and severally promise to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof. In consideration of the modification of certain provisions of the Loan Documents, all as herein provided, and the other benefits received by Borrowers hereunder, each Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which Borrowers have or may have against the Released Parties arising out of or with respect to any and all transactions occurring prior to the date hereof and relating to the Loan Agreement, the Notes and the other Loan Documents.

5.    Collateral. As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Loan Documents, each Borrower reconfirms the first-priority continuing Lien and security interest in all of its right, title, and interest in, to and under all of the Collateral (except with respect to subsection (c) of the definition of Collateral to the extent that granting occurs pursuant to another security agreement or similar document), whether presently existing or hereafter acquired or arising, in order to secure prompt payment and performance by each Borrower of all its Obligations (other than subsection (c) of the definition of Collateral which granting shall be governed by such other applicable security document). Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

6.    Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirm that, as of the date hereof, Borrowers are jointly and severally liable on the Obligations, without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers with respect to Bank Products owing to Agent and Wells Fargo Affiliates).

7.    Ratification of Loan Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

8.    GOVERNING LAW. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

9.    Counterparts. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment; provided, that, in any event, each party hereto shall promptly deliver a manually executed counterpart of this Amendment to Agent. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS

REGIONAL MANAGEMENT CORP.

REGIONAL FINANCE CORPORATION OF SOUTH CAROLINA

REGIONAL FINANCE CORPORATION OF GEORGIA

REGIONAL FINANCE CORPORATION OF TEXAS

REGIONAL FINANCE CORPORATION OF NORTH CAROLINA

REGIONAL FINANCE CORPORATION OF ALABAMA

REGIONAL FINANCE CORPORATION OF TENNESSEE

REGIONAL FINANCE COMPANY OF OKLAHOMA, LLC

REGIONAL FINANCE COMPANY OF NEW MEXICO, LLC

REGIONAL FINANCE COMPANY OF MISSOURI, LLC

REGIONAL FINANCE COMPANY OF GEORGIA, LLC

REGIONAL FINANCE COMPANY OF MISSISSIPPI, LLC

REGIONAL FINANCE COMPANY OF LOUISIANA, LLC

RMC FINANCIAL SERVICES OF FLORIDA, LLC

REGIONAL FINANCE COMPANY OF KENTUCKY, LLC

REGIONAL FINANCE COMPANY OF VIRGINIA, LLC

REGIONAL FINANCE CORPORATION OF WISCONSIN

REGIONAL FINANCE COMPANY OF ILLINOIS, LLC

By:	/s/ Harp Rana
Name:	Harp Rana
Title:	Executive Vice President and Chief Financial Officer

AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ William M Laird
Name:	William M Laird
Title:	SVP – Portfolio Manager

LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William M Laird
Name:	William M Laird
Title:	SVP – Portfolio Manager

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christopher M. O’Halloran
Name:	Christopher M. O’Halloran
Title:	Senior Vice President

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Daniel A. Ryan
Name:	Daniel A. Ryan
Title:	Vice President

FIRST HORIZON BANK, f/k/a First Tennessee Bank National Association, as a Lender

By:	/s/ Rachel Hayes
Name:	Rachel Hayes
Title:	SVP

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	EVP

SYNOVUS BANK, as a Lender

By:	/s/ Michael Sawicki
Name:	Michael Sawicki
Title:	Director

BANKUNITED, N.A., as a Lender

By:	/s/ Stephen Derby
Name:	Stephen Derby
Title:	SVP

AXOS BANK, as a Lender

By:	/s/ David Park
Name:	David Park
Title:	EVP